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                                                                       EXHIBIT J

                         UNITED STATES SECURITIES PLEDGE
                             AND SECURITY AGREEMENT

            UNITED STATES SECURITIES PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated as of November 27, 1996, by and among STATIA TERMINALS INTERNATIONAL N.V., a Netherlands Antilles corporation ("Statia International"), STATIA DELAWARE HOLDCO II, INC., a Delaware corporation ("HoldCo"), STATIA TERMINALS DELAWARE, INC., a Delaware corporation ("Statia Delaware"), STATIA TERMINALS, INC., a Delaware corporation ("Statia") and W.P. COMPANY, INC., a Delaware corporation ("WP Inc."; Statia International, HoldCo, Statia and WPInc., each a "Pledgor"; collectively, the "Pledgors") in favor of MARINE MIDLAND BANK, as trustee (in such capacity and together with any successors and assigns in such capacity, the "Trustee") pursuant to the Indenture (as hereinafter defined).

                                R E C I T A L S :

            A. Pledgors, certain other parties and Trustee are contemporaneously with the execution and delivery of this Agreement, entering into a certain indenture (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), dated as of November 27, 1996, pursuant to which Statia International and Statia Terminals Canada Incorporated (collectively, the "Issuers"), are issuing their 11-3/4% first mortgage notes due 2003, (the "First Mortgage Notes") in the aggregate principal amount of U.S. $135,000,000. It is contemplated that the Issuers may after the date hereof, (i) issue exchange notes pursuant to the Indenture (the "Exchange Notes"; together with the First Mortgage Notes, the "Notes") and (ii) incur certain additional Indebtedness ("Additional Secured Indebtedness") pursuant to Section 4.04 and
Section 4.14 of the Indenture which shall be equally and ratably secured by the Pledged Collateral (as hereinafter defined).

            B. Each Pledgor is the legal and beneficial owner of the Pledged Collateral.

            C. This Agreement is given by each Pledgor in favor of Trustee for its benefit and the benefit of the holders of the Notes and the holders of the Additional Secured Indebtedness (collectively, the "Secured Parties") to secure the payment and performance of the Secured Obligations (as hereinafter defined).

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                               A G R E E M E N T :

            NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Trustee as follows:


            SECTION 1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Indenture. Such definitions shall be applicable equally to the singular and plural forms of the terms defined. The following terms shall have the following meanings.

            "Additional Shares" shall mean, collectively, (i) all additional shares of Capital Stock of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner and (ii) all issued and outstanding shares of Capital Stock of each Person which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Restricted Subsidiary of any Pledgor (which, in each case, are and shall remain at all times until this Agreement terminates, certificated shares) including the certificates representing such additional shares and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares.

            "Capital Stock" of any Person means any and all shares, participations or other equivalents of or interest in (however designated) the equity (including, without limitation, common stock, preferred stock and partnership, membership or other such interests) of such Person.

            "Collateral Account" shall mean the collateral accounts established and maintained pursuant to the Indenture and all funds from time to time on deposit therein, all investments of such funds (including, without limitation, Financial Instruments) and all certificates and instruments from time to time representing or evidencing such investments, all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by Trustee for or on behalf of any Pledgor in substitution for, or in addition to, any or all of the Pledged Collateral, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Pledged Collateral.

            "Distributions" shall mean all dividends, cash, options, warrants, rights, instruments, distributions,

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partnership distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to any Pledgor in respect of or in exchange for any or all of the Pledged Shares.

            "Documents" shall mean, collectively, all "documents", as such term is defined in the UCC, relating to any of the Pledged Collateral and shall also include, without limitation, any and all books, records, ledgers, printouts, computer recording media, data files, tapes, file materials and other papers containing information relating to any of the Pledged Collateral.

            "Intangibles" shall mean, collectively, all "general intangibles", relating to any of the Pledged Collateral and, in any event, shall include,

without limitation, any and all contract rights, goodwill, descriptions, name plates, claims, choses-in-action, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill of the business of any Pledgor and rights to refund or indemnification to the extent the foregoing relate to Pledged Collateral, deposits and deposit accounts, letters of credit, documents, instruments, chattel paper, bankers' acceptances and guarantees, and income tax refunds to the extent relating to Pledged Collateral, claims for tax or other refunds against any city, county or state or federal government, or any agency or authority or other subdivision thereof relating to Pledged Collateral, corporate or other business records relating to Pledged Collateral and all other general intangibles of every kind and description relating to Pledged Collateral.

            "Pledged Collateral" shall have the meaning assigned to such term in
Section 2 of this Agreement.

            "Pledged Shares" shall mean, collectively, (i) all issued and outstanding shares of capital stock of each Person described in Schedule A hereto (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares and (ii) as of the date of acquisition thereof by any Pledgor, all Additional Shares.

            "Proceeds" shall have the meaning assigned to the term "proceeds" under the UCC, and in any event, shall include, without limitation, any and all
(i) proceeds of any insurance

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(except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guarantee payable to Trustee or to any Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority (or any Person acting under color of a governmental authority), (iii) instruments representing obligations to pay amounts in respect of Pledged Shares, (iv) products of the Pledged Collateral, and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

            "Secured Obligations" shall have the meaning assigned to such term in Section 3 of this Agreement.

            "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

            SECTION 2. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, each Pledgor hereby pledges, assigns, transfers and grants to Trustee for its benefit and the benefit of the Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of each Pledgor in, to and under the following property, whether now existing or hereafter acquired (collectively, the "Pledged Collateral"):

                  (i)   all Pledged Shares;

                  (ii)  all Additional Shares;

                  (iii) all Distributions;

                  (iv)  the Collateral Account;

                  (v)   all Intangibles;

                  (vi)  all Documents; and

                  (vii) all Proceeds of any of the foregoing.

            SECTION 3. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would

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accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of (i) all Obligations of Statia International now existing or hereafter arising under or in respect of the Indenture, the Guarantee and the Additional Lender Intercreditor Agreement (including, without limitation, the obligation of Statia International to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become under or in connection with the Indenture, the Guarantee and the Additional Lender Intercreditor Agreement (ii) all Obligations of each Pledgor (other than Statia International) now existing or hereafter arising under or in respect of the Indenture, the Notes, the Guarantee and the Additional Lender Intercreditor Agreement (including, without limitation, the obligation of such Pledgor to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture, the Notes, the Guarantee and the Additional Lender Intercreditor Agreement and (iii) without duplication of the amounts described in clauses (i) and (ii) of this Section 3, all obligations, indebtedness and liabilities of each Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement (the obligations described in clauses (i), (ii) and (iii) of this Section 3, collectively, the "Secured Obligations").

            SECTION 4. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Trustee or any Secured Party to perform or observe any such term, covenant, condition or agreement on any Pledgor's part to be so performed or observed or shall impose any liability on Trustee or any Secured Party for any act or omission on the part of any Pledgor relating thereto or for any breach of any representation or warranty on the part of any Pledgor contained in this Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith.

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            SECTION 5. Delivery of Pledged Collateral.

            (a) All certificates, agreements or instruments representing or evidencing the Pledged Collateral, to the extent not previously delivered to Trustee, shall immediately upon receipt thereof by each Pledgor be delivered to and held by or on behalf of Trustee pursuant hereto. All Pledged Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Trustee. Trustee shall have the right, at any time upon the occurrence and during the continuance of an Event of Default and without notice to any Pledgor, to endorse, assign or otherwise transfer to or to register in the name of Trustee or any of its nominees any or all of the Pledged Collateral. In addition, Trustee shall have the right at any time to exchange certificates representing or evidencing Pledged Collateral for certificates of smaller or larger denominations.

            (b) If the issuer of Pledged Shares is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership, then the applicable Pledgor shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary or appropriate to complete the pledge and give Trustee the right to transfer such Pledged Shares under the terms hereof and provide to Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, confirming such pledge.

            SECTION 6. Supplements, Further Assurances.

            (a) Each Pledgor agrees that at any time and from time to time, at the sole cost and expense of such Pledgor, such Pledgor shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional UCC-1 financing statements, and take all further action that may be necessary or that Trustee may reasonably request, in order to perfect and protect the pledge, security interest and Lien granted or purported to be granted hereby or to enable Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

            (b) Each Pledgor shall, upon obtaining any Pledged Shares of any Person, promptly (and in any event within five Business Days) deliver to Trustee
(i) a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit I hereto (each, a "Pledge Amendment"), in respect of the additional

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Pledged Shares which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional shares and (ii) reasonable notification that Pledgor is delivering to Pledgee such additional shares. Each Pledgor hereby authorizes Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to Trustee shall for all purposes hereunder be considered Pledged Collateral from and after the date of such Pledge Amendment.

            SECTION 7. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows (as to itself only):

            (a) No Liens. Each Pledgor is, and at the time of any delivery of any Pledged Collateral to Trustee pursuant to Section 5 of this Agreement will be, the sole legal and beneficial owner of the Pledged Collateral. All Pledged Collateral is on the date hereof, and will be, so owned by such Pledgor free and clear of any Lien except for the Lien granted to Trustee pursuant to this Agreement.

            (b) Authorization, Enforceability. Each Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of any Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the pledge by any Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by any Pledgor, or (ii) for the exercise by Trustee of the voting or other rights provided for in this Agreement, or (iii) for the exercise by Trustee of the remedies in respect of the Pledged Collateral pursuant to this Agreement and except for


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      consents, authorizations, approvals and other filings and notices required under the Securities Act or under state or "Blue Sky" securities laws.

            (d) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized and validly issued and fully paid and nonassessable.

            (e) Chief Executive Office. Each Pledgors' chief executive office is located in the State set forth on Annex A hereto. No Pledgor shall (i) move its chief executive office except to such new location as such Pledgor may establish in accordance with the last sentence of this subsection 7(e). No Pledgor shall establish a new location for its chief executive office nor shall it change its name until (i) it shall have given Trustee not less than forty-five (45) days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Trustee or any Secured Party may request, and (ii) with respect to such new location or name, such Pledgor shall have taken all action satisfactory to Trustee to maintain the perfection and priority of the security interest of Trustee for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby.

            (f) Delivery of Pledged Collateral; Filings. Each Pledgor has delivered to Trustee all certificates representing the Pledged Shares owned on the date hereof and has caused to be filed with the Secretary of State of New York and the State or States set forth next to such Pledgor's name on Annex A hereto and the chief executive office of such Pledgor, UCC-1 financing statements evidencing the Lien created by this Agreement, and such delivery, filing and pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations pursuant to the UCC in effect in each applicable jurisdiction, including, without limitation, the State of New York and the State or States set forth next to such Pledgor's name on Annex A hereto.

            (g) Pledged Collateral. All information set forth herein, including, the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with

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      this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all respects.

            (h) No Violations, etc. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation G, T, U or X of the Federal Reserve Board.

            (i) Ownership of Pledged Collateral. Except as otherwise permitted by the Indenture, each Pledgor at all times will be the sole beneficial owner of the Pledged Collateral.

            (j) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which any Pledgor is a party or by which it is bound obligating any Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Shares or obligating any Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which any Pledgor is a party with respect to the voting of the capital stock of any issuer of the Pledged Shares.

            SECTION 8. Voting Rights; Distributions; etc.

            (a) So long as no Event of Default shall have occurred and be continuing:

            (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement and the Indenture; provided, however, that no Pledgor shall, in any event, exercise such rights in any manner which may have an adverse effect on the value of the Pledged Collateral or the security intended to be provided by this Agreement.

            (ii) Subject to the terms of the Indenture, each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be, and shall be forthwith delivered to Trustee to hold, as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Trustee, be segregated

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      from the other property or funds of such Pledgor, and be forthwith delivered to Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (iii) Trustee shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at such Pledgor's sole cost and expense, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subsection 8(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to subsection 8(a)(ii) hereof.

            (b) Upon the occurrence and during the continuance of an Event of
Default:

            (i) All rights of any Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to subsection 8(a)(i) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights.

            (ii) All rights of any Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to subsection 8(a)(ii) hereof shall cease and all such rights shall thereupon become vested in Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

            (c) Each Pledgor shall, at such Pledgor's sole cost and expense, from time to time execute and deliver to Trustee appropriate instruments as Trustee may reasonably request in order to permit Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to subsection 8(b)(i) hereof and to receive all Distributions which it may be entitled to receive under subsection 8(b)(ii) hereof.

            (d) All Distributions which are received by any Pledgor contrary to the provisions of subsection 8(b)(ii) hereof shall be received in trust for the benefit of Trustee, shall be segregated from other funds of such Pledgor and shall immediately

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be paid over to Trustee as Pledged Collateral in the same form as so received
(with any necessary endorsement).

            SECTION 9. Transfers and Other Liens; Additional Shares.

            (a) No Pledgor shall (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted by the Indenture, (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral other than the Lien and security interest granted to Trustee under this Agreement, or (iii) permit any issuer of the Pledged Shares to merge, consolidate or change its legal form, unless all of the outstanding capital stock or partnership interests of the surviving or resulting corporation or partnership as the case may be is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding shares or partnership interests of any other constituent corporation or partnership.

            (b) Each Pledgor shall (i) cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of Capital Stock or other equity securities of the issuer of the Pledged Shares which are required to be pledged hereunder.

            SECTION 10. Reasonable Care. Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Trustee or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

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            SECTION 11. Remedies upon Default; Decisions Relating to Exercise of
Remedies.

            (a) If any Event of Default shall have occurred and be continuing, Trustee shall have the right, in addition to other rights and remedies provided for herein or otherwise available to it, to be exercised in accordance with the terms of, and at the times, if any, specified in the Indenture, (i) to retain and apply the Distributions to the Secured Obligations as provided in Section 12 hereof, and (ii) to exercise all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time, and Trustee may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof (including, without limitation, any partial interest in the Pledged Shares) in one or more parcels at public or private sale, at any exchange, broker's board or at any of Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Trustee may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Trustee or any other Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days notice to such Pledgor of the time and place of any public sale or the time after which any private sale or other intended disposition is to take place shall constitute reasonable notification of such matters. No notification need be given to such Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to

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                                      -13-


which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

            (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to Persons who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

            (c) If Trustee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, each Pledgor shall from time to time furnish to Trustee all such information as Trustee may request in order to determine the number of securities included in the Pledged Collateral which may be sold by Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

            (d) Each Pledgor recognizes that, by reason of certain prohibitions contained in laws, rules, regulations or orders of any foreign governmental authority, Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign governmental authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such

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                                      -14-


circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, Trustee shall have no obligation to engage in public sales.

            (e) In addition to any of the other rights and remedies hereunder, Trustee shall have the right to institute a proceeding seeking specific performance in connection with any of the agreements or obligations hereunder.

            SECTION 12. Application of Proceeds. The proceeds received by Trustee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Trustee of its remedies as a secured creditor as provided in Section 11 hereof shall be applied, together with any other sums then held by Trustee pursuant to this Agreement, promptly by Trustee in the manner set forth in the Indenture and/or the Additional Lender Intercreditor Agreement.

            SECTION 13. Expenses. Each Pledgor will immediately upon demand pay to Trustee the amount of any and all expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents which Trustee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Trustee or any Secured Party hereunder or (v) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts payable by each Pledgor under this Section 13 shall be due immediately upon demand and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 13 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations hereunder.

            SECTION 14. No Waiver; Cumulative Remedies.

            (a) No failure on the part of Trustee to exercise, no course of dealing with respect to, and no delay on the part of Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Trustee, then and in every such case, each Pledgor, Trustee and each holder of any of the Secured Obligations shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Trustee and the Secured Parties shall continue as if no such proceeding had been instituted.

            SECTION 15. Trustee. Trustee has been appointed as trustee hereunder pursuant to the Indenture and the Additional Lender Intercreditor Agreement. The actions of Trustee hereunder are subject to the provisions of the Indenture and the Additional Lender Intercreditor Agreement. Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement, the Indenture and the Additional Lender Intercreditor Agreement. Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Trustee.

            SECTION 16. Trustee May Perform; Trustee Appointed Attorney-in-Fact. If any Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of such Pledgor contained herein shall be breached. Trustee or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Trustee or such Secured Party shall be paid by such Pledgor within five Business Days after demand therefor, with interest at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this Section 16 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement. Each

Pledgor hereby appoints Trustee its attorney-in-fact with an interest, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in Trustee's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the Indenture which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue and in accordance with the terms hereof.

            SECTION 17. Notices. Unless otherwise provided herein, any notice or other communication herein required or permitted to be given shall be given in the manner at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 17. All such notices and other communications shall be deemed to have been given when delivered in person, or received by telecopy or telex; or one (1) Business Day after delivery to the office of such overnight courier service; or five (5) Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notices to Trustee shall not be effective until received by Trustee.

            SECTION 18. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) be binding upon each Pledgor, its successors and assigns, and (ii) inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee and the other Secured Parties and each of their respective successors, transferees and assigns; no other Person (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any Note held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

            SECTION 19. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            SECTION 20. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AND SUCH OTHER

PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH PLEDGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY SUCH PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO SUCH PLEDGOR AT ITS ADDRESS PROVIDED FOR IN SECTION 17 HEREOF EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO RECEIVE AND FORWARD SUCH SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF TRUSTEE TO BRING PROCEEDINGS AGAINST SUCH PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

            SECTION 21. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 22. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same Agreement.

            SECTION 23. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            SECTION 24. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

      (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

      (ii) any lack of validity or enforceability of the Indenture or the Notes, or any other agreement or instrument relating thereto;

      (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or the Notes, or any other agreement or instrument relating thereto;

      (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

      (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture, the Notes or the Guarantee except as specifically set forth in a waiver granted pursuant to the provisions of the Indenture; or

      (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

            SECTION 25. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Agreement is a part. All agreements between each Pledgor and Trustee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by such Pledgor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances any Pledgor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to such Pledgor by the holders of the Notes. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by Marine Midland Bank, as trustee, shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Agreement until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

      IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                              PLEDGORS:


                              STATIA TERMINALS INTERNATIONAL N.V.


                              By: /s/ David B. Pittaway
                                  ---------------------------------------
                                  Name: David B. Pittaway
                                  Title: Attorney-in-Fact


                              STATIA DELAWARE HOLDCO II, INC.


                              By: /s/ David B. Pittaway
                                  ---------------------------------------
                                  Name: David B. Pittaway
                                  Title: President


                              STATIA TERMINALS DELAWARE, INC.


                              By: /s/ David B. Pittaway
                                  ---------------------------------------
                                  Name: David B. Pittaway
                                  Title: Attorney-in-Fact


                              STATIA TERMINALS, INC.


                              By: /s/ James G. Cameron
                                  ---------------------------------------
                                  Name: James G. Cameron
                                  Title: Chairman of the Board
                                           and President


                              W.P. COMPANY, INC.


                              By: /s/ James G. Cameron
                                  ---------------------------------------
                                  Name: James G. Cameron
                                  Title: Vice President Finance and
                                           Secretary

                              MARINE MIDLAND BANK, as Trustee


                              By: /s/ Eileen M. Hughes
                                  ---------------------------------------
                                  Name: Eileen M. Hughes
                                  Title: Assistant Vice President

                                   Schedule A

                                 Pledged Shares

                                                                    PERCENTAGE
                                                                    OF ALL
                            CLASS              CERTI-               CAPITAL OR
PLEDGOR                       OF       PAR     FICATE   NUMBER      OTHER EQUITY
OF ISSUER      ISSUER       STOCK      VALUE   NO(S).   OF SHARES   INTERESTS
---------      ------       -----      -----   ------   ---------   ------------

Statia         Statia       Common      $.01     1         1,000        100%
Terminals      Delaware
International  Holdco II,
N.V.           Inc.

               Statia       Common      $.01     1         1,000        100%
               Terminals
               Delaware,
               Inc.


Statia         Statia       Common     $1.00    10         1,000        100%
Terminals      Terminals,
Delaware,      Inc.
Inc.


W.P. Company,  Seven Seas   Common     $1.00     1         1,000        100%
Inc.           Steamship
               Company,
               Inc.


Statia         Statia       Common      $.01    3,4    1,000,000        100%
Delaware       Terminals
Holdco II,     Southwest,
Inc.           Inc.

                                    EXHIBIT I

                                PLEDGE AMENDMENT

            This Pledge Amendment, dated ______________, is delivered pursuant to Section 6 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the United States Securities Pledge and Security Agreement, dated as of ____________________, between the undersigned and _______________________________________ (the "Agreement";
capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement) and that the Pledged Shares listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.



                              ________________________________,
                              as Pledgor



                              By:______________________________
                                 Name:
                                 Title: